INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS OMITTED AND IS NOTED WITH ****. A COPY OF THIS AGREEMENT, INCLUDING ALL INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LIMITED LIABILITY COMPANY AGREEMENT

OF

NATURXAN LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), made as of the 8th day of January, 2009, by and between IGENE Biotechnology, Inc., a Maryland corporation having its principal place of business at 9110 Red Branch Road, Columbia, MD 21045 (“Igene”), and Archer-Daniels-Midland Company, a Delaware corporation having its principal place of business at 4666 Faries Parkway, Decatur, IL 62526 (“ADM”), pursuant to the provisions of the Delaware Limited Liability Company Act, Title 6 of the Delaware Code, Section 18-101 et seq., as amended from time to time (“Delaware Act”). Capitalized terms used herein are defined in Section 1.5 below or as elsewhere provided herein.

WHEREAS, Igene has certain technology and expertise related to the manufacture and sale of astaxanthin and derivative products, and ADM possesses expertise with respect to the aspects of the manufacture and production of products through fermentation;

WHEREAS, in an effort to capitalize on their respective strengths and expertise, Igene and ADM wish to form a joint venture to manufacture and sell astaxanthin and derivative products worldwide, all in accordance with the principles set out in this Agreement;

WHEREAS, in order to minimize support and administrative costs associated with the operation of the Company, certain ongoing services will be provided to the Company by the Members over various periods of time in consideration for payments from the Company as described in the appropriate agreements between the Company and the Members;

WHEREAS, the Members desire to adopt this Agreement in accordance with the Delaware Act;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

ARTICLE I

ORGANIZATION

SECTION 1.1	Formation and Continuation.

(a)       The Company was formed under and pursuant to the provisions of the Delaware Act and on the terms and conditions set forth in the Certificate as filed with the Secretary of State of the State of Delaware. The rights and liabilities of all Members shall be as provided under the Delaware Act, the Certificate and this Agreement. To the extent permitted by applicable law, the provisions of this Agreement shall override the provisions of the Certificate and the Delaware Act in the event of any inconsistency or contradiction between them. The fact that the Certificate is on file in the office of the Secretary of State shall constitute notice that the Company is a limited liability company, pursuant to Section 18-207 of the Delaware Act. Martin H. Neidell is hereby designated as an “authorized person” within the meaning of the Delaware Act, and has executed, delivered and filed the Certificate of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Board of Managers thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Delaware Act.

(b)       To maintain the Company as a limited liability company under the laws of the State of Delaware, the Company shall, from time to time, take appropriate action, including the preparation and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by or desirable under law, including, without limitation, action to reflect:

(i)	any change in the Company name; or

(ii)       any correction of false or erroneous statements in the Certificate or the desire of the Members to make a change in any statement therein in order that it shall accurately represent the agreement among the Members.

(c)       Each necessary Member shall further execute, and the Company shall file and record (or cause to be filed and recorded) and shall publish, if required by law, such other and further certificates, statements or other instruments as may be necessary or desirable under the laws of the State of Delaware or any state in which the Company does business in connection with the formation of the Company and the commencement and carrying on of its business.

SECTION 1.2       Name and Office. The name of the Company shall be “NATURXAN LLC”. All business of the Company shall be conducted under such name and title to all property, real, personal, or mixed, owned by or leased to the Company shall be held in such name. The principal place of business and office of the Company shall be located at the offices of Igene, 9110 Red Branch Road, Columbia, MD or at such other place or places as the Board of Managers may from time to time designate. The Company may have such additional offices and places of business as may be established at such other locations as determined from time to time by the Board of Managers. The registered agent of the Company within the State of Delaware is Corporation Trust Company and the registered office of the Company within the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

SECTION 1.3	Purpose.

(a)       The purpose and business of the Company shall be to market and sell worldwide and on an exclusive basis astaxanthin and astaxanthin derived products produced by fermentation (the “Products”), and in connection therewith to engage in any and all acts necessary, advisable or incidental to the carrying out of the obligations attendant to the foregoing as contemplated by this Agreement. The Company shall exercise all powers enumerated in the Delaware Act necessary or convenient to the conduct, promotion or attainment of the business purposes set forth herein.

(b)       The Company shall not engage in any other business or activity without the prior written consent of all the Members.

SECTION 1.4       Term. The term of the Company commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until terminated pursuant to the provisions hereof. The Company shall exist as a separate legal entity until cancellation of the Certificate in accordance with the Delaware Act.

SECTION 1.5       Defined Terms. The following terms shall have the following meanings when used herein:

“Accountant” – As defined in Section 9.4.

“Additional Capital Contribution” – Means any Capital Contribution pursuant to Section 2.2 made by or on behalf of a Member.

“Adjusted Capital Account” – Means with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the adjustments set forth herein and the following adjustments:

(a)       Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to the terms of this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)       Debit to such Capital Account the items described in paragraphs (4), (5) and (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations to the extent relevant thereto and shall be interpreted consistently therewith.

“Affiliate” – Means with respect to any Person, (i) any Person who directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person, (ii) any Person who is a member of the Immediate Family of such Person, or (iii) any Person in which such Person or one or more members of the Immediate Family of such Person has at least a fifty percent (50%) or more beneficial interest (whether an initial, residual or contingent interest) or as to which such Person serves as a managing member, general partner, trustee or in a similar fiduciary or management capacity.

“Agreement” – As defined in the Preamble.

“Approved Budget” – Means the initial budget and any other budget approved by the Board of Managers pursuant to Section 9.6.

“Board of Managers” or “Board” – As defined in subsection 7.1(a). Initially the Board of Managers shall be the following persons, each of whom shall be deemed a “Manager” within the meaning of the Delaware Act: Kris Lutt, Kevin Moore, Brian Leslie, Michael Kimelman, Thomas Kempner and Sidney Knafel.

“Book Value” – Means, with respect to any Company Asset, as of any particular date, the value at which the asset is properly reflected on the books and records of the Company as of such date in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations. The initial Book Value of each Company Asset shall be its cost, unless such asset was contributed to the Company by a Member, in which case the initial Book Value shall be the amount established as its fair market value by agreement of the contributing Member and the Board of Managers, and, in each case, such Book Value shall thereafter be adjusted for Depreciation with respect to such asset rather than for the cost recovery deductions to which the Company is entitled for Federal income tax purposes with respect thereto. The Book Values of all Company Assets shall be adjusted to equal their respective fair market values, as determined in good faith by the Board of Managers, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis additional Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company Assets, including money, if, as a result of such distribution, such Member’s Company Interest is reduced; (iii) the grant of a more than de minimis interest in the Company as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity or in anticipation of being a member; and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g). The Book Value of any Company Asset distributed to a Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined in good faith by the Board of Managers.

“Business Day” – Means any day other than Saturday, Sunday or any other day on which banks or savings and loan associations in Illinois or Maryland are not open for business.

“Capital Account” – Means the Capital Account maintained for each Member pursuant to Section 3.2 as the same may be credited or debited in accordance with the terms hereof.

“Capital Contribution” – Means with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed, or deemed contributed, by such Member to the Company (net of any liabilities secured by such property or to which such property is otherwise subject), including any Initial Capital Contribution and Additional Capital Contribution.

“Certificate” – Means the Certificate of Formation for the Company filed with the Secretary of State of the State of Delaware, pursuant to Section 18-201 of the Delaware Act, as the same may be amended and restated.

“Check The Box Regulations” – Means regulations (in temporary or in final form) or other equivalent authority issued by the Internal Revenue Service and all state and local jurisdictions in which the income, assets or operations of the Company are, or may be, subject to income or similar tax, permitting the Company to make an election to be treated as a partnership for U.S. federal, state and, if applicable, local income tax purposes.

“Code” – Means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of prior or succeeding law.

“Company” – Means NATURXAN LLC, a limited liability company formed under the laws of the State of Delaware, and any successor limited liability company.****

_______________

**** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

“Company Assets” – Means the assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by or held for the benefit of the Company.

“Company Interest” – Means as to any Member, all of the interest of that Member in the Company including, without limitation, such Member’s (i) right to a distributive share of the profits and losses of the Company, (ii) right to a distributive share of Company Assets and (iii) right to participate in the management of the business and affairs of the Company in accordance with the terms hereof.

“Company Minimum Gain” – Means “partnership minimum gain” as set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Control” – Means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “Controlling” and “Controlled” have the meanings correlative to the foregoing.

“Covered Person” – As defined in subsection 8.6(a).

“Deadlock” – As defined in subsection 7.7(e).

“Delaware Act” – As defined in the Preamble.

“Depreciation” – Means for each Fiscal Year or other period for federal income tax purposes, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis. If any asset shall have a zero adjusted basis for federal income tax purposes, Depreciation shall be determined utilizing any reasonable method selected by the Board of Managers.

“Effective Date” – Means the date of the execution and delivery of this Agreement.

“Fiscal Year” – Means, except as otherwise required by law, the calendar year, provided that the Company’s first Fiscal Year shall commence on the date of commencement of the Company and end on the next succeeding December 31, and the Company’s last Fiscal Year shall end on the Company’s termination date and commence on the January 1 immediately preceding the termination date.

“GAAP” – Means generally accepted accounting principles, consistently applied, as in effect in the United States.

“Immediate Family” – Means with respect to any individual, (i) such individual’s spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, nieces, nephews and (ii) trusts created for the benefit of any individual listed in the preceding clause (i) of this definition.

“Initial Capital Contribution” – Means with respect to each Member the Capital Contribution made by each of them (or on their behalf) pursuant to Section 2.1.

“Liquidating Agent” – As defined in subsection 12.2(a).

“Manager” – Means any member of the Board of Managers.

“Mediation Panel” – As defined in subsection 7.7(e).

“Member” – Means, at any time, any Person admitted and remaining as a member of the Company pursuant to the terms of this Agreement. As of the date of this Agreement, the Members of the Company are Igene and ADM.

“Member Nonrecourse Debt” – Means “partner non-recourse debt” as set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” – Means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(2) and (3) with respect to “partner minimum gain”.

“Member Nonrecourse Deductions” – Means “partner nonrecourse deductions” as set forth in Treasury Regulations Section 1.704-2(i)(2). For any Fiscal Year, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt over the aggregate amount of any distributions during such Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(i)(2).

“Nonrecourse Deductions” – Has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year, over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

“Nonrecourse Liability” – Has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Notices” – As defined in Section 13.2.

“Offer Notice” – As defined in subsection 10.4(a).

“Offer to Purchase” – Means a bona fide written offer from an independent and unrelated third party to purchase all, and not less than all, of the Company Interests of a Member for valuable consideration.

“Percentage Interest” – Means as to any Member, the interest of such Member in the Company specified in Section 3.1.

“Person” – Means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Products” – As defined in Section 1.3.

“Profits” and “Losses” – Means for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)       Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definitional Section shall be added to such taxable income or loss;

(b)       Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definitional Section, shall be subtracted from such taxable income or loss;

(c)       In the event the Book Value of any Company Asset is adjusted as provided in such definition, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Book Value of the Company Asset) or loss (if the adjustment decreases the Book Value of the Company Asset) from the disposition of such Company Asset for purposes of computing Profits or Losses;

(d)       Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e)       In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition thereof;

(f)        To the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member’s Company Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)       Notwithstanding any other provision of this definitional Section, any items that are specially allocated under this Agreement shall not be taken into account in computing Profits or Losses.

“Regulations” or “Treasury Regulations” – Means the Income Tax Regulations promulgated under the Code as such regulations may be amended from time to time (including Temporary Regulations).

“Regulatory Allocations” – As defined in subsection 5.2(h).

“Selling Member” – As defined in Section 10.4.

“Tax Matters Member” – As defined in Section 9.5.

“Tax Payments” – As defined in Section 4.3.

“Transfer” – Means any sale, exchange, assignment, pledge, transfer, gift, hypothecation, mortgage, encumbrance or other form of disposition, directly or indirectly, by operation of law or otherwise. For purposes of this definition, “Transfer” of a Company Interest by any Member includes (i) the sale, assignment, pledge, hypothecation, transfer or other disposition (voluntarily or involuntarily, by gift or otherwise, and whether as security or otherwise) of a majority of the equity interest in a Member, (ii) the merger, combination or consolidation of a Member, or of any Person referred to in clause (i), with another Person or (iii) the sale of all or substantially all the assets of a Member.

ARTICLE II

CAPITAL

SECTION 2.1	Initial Capital Contributions.
(a)	On the Effective Date:

(i)        Igene will contribute to the Company $1.00 in cash and shall have an initial Capital Account balance of $1.00; and

(ii)       ADM will contribute to the Company $1.00 in cash and shall have an initial Capital Account balance of $1.00.

(b)       No Member shall have the right to withdraw any capital from the Company or be repaid its Capital Contribution except as otherwise expressly provided in this Agreement.

SECTION 2.2       Additional Capital Contributions. The Board of Managers may from time to time make additional calls upon the Members (the “Additional Capital Contributions”) to fund upcoming expenses or deficits of the Company that exceed the amount of the ADM loans. Each Member shall have the right to contribute to the capital of the Company its Percentage Interest of any such Additional Capital Contributions. If any Member does not contribute the full amount of its Percentage Interest, then the Percentage Interest of the Member shall appropriately be adjusted and the other Member may loan to the Company the amount the non-contributing Member failed to contribute, which loan shall be on the same terms as the original loan made to the Company by ADM.

SECTION 2.3       Additional Loans. It is the intention of the Members that any indebtedness for borrowed money incurred by the Company from a Person not a Member or an Affiliate of a Member shall be non-recourse against each Member. Each of the Members agrees to use its reasonable best efforts to cause the Company to incur long-term indebtedness in an amount that is consistent with the business and cash needs of the Company; provided, however, that neither Member shall be required to contribute any additional capital except as expressly set forth in this Agreement. Each of Igene and ADM will execute a guarantee with respect to any loan made by ADM to the Company for one-half of any indebtedness.

ARTICLE III

COMPANY INTERESTS

SECTION 3.1       Percentage Interests. The Percentage Interest of Igene in the Company shall be fifty percent (50%) and the Percentage Interest of ADM in the Company shall be fifty percent (50%), subject to adjustment as provided in this Agreement.

SECTION 3.2       Capital Accounts. The Company shall establish and maintain a separate Capital Account for each Member in accordance with the following provisions:

(a)       To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s allocable share of Profits, and any items in the nature of income or gain that are specially allocated to such Member under this Agreement, and the amount of any Company liabilities that are assumed by such Member in accordance with the terms hereof (other than liabilities that are secured by any Company Assets distributed to such Member).

(b)       To each Member’s Capital Account there shall be debited the amount of cash and the Book Value of any Company Assets distributed to such Member pursuant to any provision of this Agreement (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752), such Member’s allocable share of Losses, and any items in the nature of expenses or losses that are specially allocated to such Member under this Agreement, and the amount of any liabilities of such Member that are assumed by the Company (other than liabilities that are secured by any property contributed by such Member to the Company).

(c)       If any Company Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Company Interest. In the case of a Transfer of a Company Interest at a time when an election under Code Section 754 is in effect, the Capital Account of the transferee Member shall not be adjusted to reflect the adjustments to the adjusted tax bases of Company Assets required under Code Sections 754 and 743, except as otherwise permitted by Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

(d)       In determining the amount of any liability for purposes of paragraphs (a) and (b) above, there shall be taken into account Code Section 752(c) and the Treasury Regulations promulgated thereunder, and any other applicable provisions of the Code and Regulations.

(e)       The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.

SECTION 3.3       Return of Capital. No Member shall be liable for the return of the Capital Contributions (or any portion thereof) of any other Member, it being expressly understood that any such return shall be made solely from the Company Assets. No Member shall be required to pay to the Company or to any other Member any deficit in its Capital Account upon dissolution of the Company or otherwise, and no Member shall be entitled to withdraw any part of its Capital Contributions or Capital Account, to receive interest on its Capital Contributions or Capital Account or to receive any distributions from the Company, except as expressly provided for in this Agreement or under the Delaware Act as then in effect (to the extent the provisions of the Delaware Act override or supplement the provisions of this Agreement).

ARTICLE IV

DISTRIBUTIONS

SECTION 4.1       Distributions. Distributions shall be made by the Company annually within 90 days after the end of each Fiscal Year to the Members according to their Percentage Interests in an amount equal to 25% of the income for GAAP purposes of the Company for such Fiscal Year, except when the Board of Managers shall determine otherwise. In addition, other distributions may be made from time to time as the Board of Managers may determine to the Members pro rata according to their respective Percentage Interests. Notwithstanding the foregoing, unless and until Igene satisfies the following tests, which tests will be based on eight (8) consecutive uncompromised runs out of 16 consecutive uncompromised runs conducted by ADM within one (1) calendar year (no contamination and conducted according to standard operating procedures) performed by ADM in the production facility:

(a)	Productivity – ****
(b)	Yield – ****

then distributions will be made as follows: a 3% addition or deduction, respectively, will be made to Igene’s 50% share of distributions for every **** asta in excess or deficiency, respectively, from the **** Productivity cited above, and a 6% addition or deduction, respectively, to Igene’s 50% share of distributions for every **** increase or decrease, respectively, of fermentation Yield, on pure basis, from the **** Yield cited above; provided, however, that additions to Igene’s 50% share of distributions will only offset deductions so that Igene’s share of distributions will never be greater than 50% and once such tests have been satisfied, distributions will always be made according to the Percentage Interests of the Members, even if subsequent performance should fall below such tests. Should the tests not be satisfied, the mean of the eight consecutive uncompromised runs out of the 16 consecutive uncompromised runs referenced above in this Section 4.1 will serve as the results, from which deductions and additions are calculated. ADM’s share of distributions will rise inversely by an amount equal to the change in Igene’s share of distributions, per the above. Should Igene’s distributions be reduced in any Fiscal Year as a result of Igene failing to satisfy the test criteria identified above and all income for that same Fiscal Year has not been distributed to the Members in such Fiscal Year, then any time the remaining income for that Fiscal Year is distributed to the Members, Igene’s share of such remaining income shall be limited to the reduced percentage that was determined in that Fiscal Year.

_______________

**** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

SECTION 4.2	Tax Distributions.

(a)       With respect to each Fiscal Year, the Company shall distribute out of available cash to each Member, pro rata according to the amount distributable to each Member pursuant to this Section 4.2, an amount equal to the excess of (i) the amount of taxable income allocable to such Member in respect of such Fiscal Year, multiplied by (ii) the combined maximum federal, state and local income tax rate to be applied with respect to such taxable income (calculated by using the highest maximum combined marginal federal, state and local income tax rates to which any Member, or any direct or indirect equity holder of a Member that is a flow-through entity, may be subject and taking into account the deductibility of state income tax for federal income tax purposes), over (iii) distributions made to such Member pursuant to Section 4.1. Such distributions shall be made within ninety (90) days after the end of such Fiscal Year (or earlier to the extent necessary to pay estimated taxes for such current year). The amount distributable under this Section 4.2(a) shall be reduced by taxable losses of the Company allocated to such Member in prior Fiscal Years and not previously taken into account under this Section 4.2.

(b)       The amounts distributed to a Member under this Section 4.2 shall be treated as an advance of any distributions to which such Member would otherwise be entitled under this Agreement and the amounts otherwise distributable to a Member pursuant to any other provision of this Agreement shall be reduced by the amount distributed pursuant to this Section 4.2.

SECTION 4.3       Tax Payments. To the extent that any taxes or withholding taxes are due on behalf of or with respect to any Member and the Company is required by law to withhold or to make such tax payments (“Tax Payments”), the Company shall withhold such amounts and make such Tax Payments as so required. Each Tax Payment made on behalf of or with respect to a Member shall be deemed a distribution under Section 4.1 in such amount to such Member, and any such deemed distribution shall be deemed to have been paid to the Member on the earlier of the date when the corresponding Tax Payment is made by the Company or the date that the distributions, if any, giving rise to the obligation to make such Tax Payment were made.

SECTION 4.4       Limitation on Distributions. Notwithstanding anything to the contrary contained herein, no distributions shall be made hereunder if such distributions would cause the Company to violate Section 18-607 of the Delaware Act or other applicable law.

ARTICLE V

ALLOCATION OF PROFITS AND LOSSES

SECTION 5.1       Profits and Losses. Except as provided in Section 5.2, the Company’s Profits and Losses for each Fiscal Year will be allocated among the Members such that the Capital Account balance of each Member, immediately after giving effect to such allocations, is, as nearly as possible, equal to the amount of the distribution that would be made to such Member pursuant to Section 12.2 if (i) the Company were dissolved and terminated at the end of the Fiscal Year, (ii) its affairs were wound up and each asset on hand at the end of the Fiscal Year were sold for cash equal to its Book Value, (iii) all liabilities of the Company were satisfied and (iv) the net assets of the Company were distributed to the Members in accordance with Section 12.2.

SECTION 5.2	Special Allocations.

(a)       Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article V, if there is a net decrease in Company Minimum Gain during any Fiscal Year, the Members shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This subsection 5.2(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

(b)       Member Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article V, except subsection 5.2(a), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2). This subsection 5.2(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1-704-2(i)(4) and shall be interpreted consistently therewith.

(c)           Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or distributions described in paragraphs (4), (5) and (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account deficit of such Member as quickly as possible. This provision is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)       Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Members in accordance with their respective Percentage Interests.

(e)       Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member that bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(f)        Limitation on Allocation of Losses. In no event shall Losses be allocated to a Member to the extent such allocation would result in such Member having an Adjusted Capital Account deficit at the end of any Fiscal Year. All such Losses shall be allocated to the other Member, provided, however, that appropriate adjustments shall be made to the allocation of future Profits in order to offset such specially allocated Losses hereunder.

(g)       Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Company Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(h)       Curative Allocations. The allocations contained in subsections 5.2(a) through 5.2(g) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Code and Treasury Regulations. The Members intend that, to the extent possible, all Regulatory Allocations shall be offset either by other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this subsection 5.2(h). Therefore, notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the Members shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they reasonably determine to be appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement.

SECTION 5.3	Other Allocation Rules.

(a)       For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as reasonably determined by the Members using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

(b)       Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members for tax purposes in the same proportions as they share Profits or Losses, as the case may be, for the Fiscal Year.

(c)       The Members are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Company income and loss for income tax purposes.

(d)       Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulations Section 1.752-3(a)(3), the interest of the Members in Company Profits shall be equal to their Percentage Interests.

(e)       Notwithstanding anything to the contrary herein, Members shall make any adjustments to the basis of Company property as required pursuant to Code Sections 743(b) by reason of a “substantial built-in loss” with respect to any “transfer” (as defined in Code Section 743(d)) or Code Section 734 by reason of a “substantial basis reduction” with respect to a distribution (as defined in Code Section 734(d)), and shall make any necessary corresponding adjustments to the Capital Accounts of the Members and to the calculation and allocation of Profits and Losses.

SECTION 5.4	Tax Allocations: Code Section 704(c).

(a)       In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value.

(b)       If the Book Value of any Company Asset is adjusted pursuant to the definition of Book Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

(c)       Any elections or other decisions relating to such allocations shall be made by the Board of Managers, in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

SECTION 5.5       Change in Allocations. If the Tax Matters Member shall determine that it is prudent to modify the allocations set forth herein to comply with the Treasury Regulations and/or the Code, the Board of Managers shall be directed to make such modifications, provided that (i) such modifications will not have a reasonable likelihood of causing a material adverse effect upon any Member and (ii) such modifications shall be approved by all Members.

ARTICLE VI

MEMBERS

SECTION 6.1       Powers of Members. The Company shall consist of the Members executing this Agreement and any substitute or additional Members admitted to the Company in accordance with the terms hereof. Except where the approval of the Members is expressly required by this Agreement or by non-waivable provisions of the Delaware Act, the business and affairs of the Company shall be managed by the Board of Managers. No Member shall have any right, power or authority to act for, or to bind, the Company in any manner.

SECTION 6.2       Meetings of the Members; Proxies. Meetings of the Members may be called at any time by the Board of Managers or upon the request of any Member. Notice of any meeting shall be given to all Members not less than two (2) Business Days nor more than thirty (30) calendar days prior to the date of such meeting. Each Member may authorize any person to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting or voting at a meeting. Every proxy must be signed by the Member. Any person acting as a proxy for a Member shall present proper documentation of his or her authority as proxy for such Member prior to taking any action on behalf of such Member.

SECTION 6.3       Quorum. The holders of all of the Company Interests, present in person or by proxy, shall constitute a quorum at all meetings of the Members. If a quorum is not present, no act of the Members as a class shall be valid and the holders of the Company Interests present may adjourn the meeting to another time and/or place until a quorum shall be present. At the adjourned meeting, the Company may transact any business that might have been transacted at the original meeting. When a quorum is once present to commence a meeting of Members, it shall not be broken by the subsequent withdrawal of any of the Members or their proxies.

SECTION 6.4       Vote Required. Except as otherwise specifically provided in this Agreement, a vote of at least two-thirds of the Percentage Interests, present in person or by proxy, at a meeting at which a quorum is present shall be the act of the Members. Every Member shall at every meeting of the Members be entitled to the number of votes in direct proportion to the Company Interest held by such Member.

SECTION 6.5       Meetings by Telephone or Other Communications. The Members may participate in, and act at, meetings through the use of conference telephone or other communications equipment whereby all Members participating in the meeting can hear each other at the same time, and participation in any such meeting shall constitute presence in person by a Member at such meeting. A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or other communications equipment and filed with the minutes of Member meetings.

SECTION 6.6       Action by Written Consent. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting and without prior notice if a written consent setting forth the action so taken is signed, either before or after such action, by the Members holding the vote necessary to carry the action. All written consents shall be filed with the minutes of Member meetings.

SECTION 6.7       Compensation. No Member shall receive any interest, salary or drawing with respect to its Capital Contribution or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement.

SECTION 6.8       Representations of Igene. Igene hereby represents and warrants to the Company and each other Member, that:

(a)       Igene is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

(b)       Igene has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate, on the terms and subject to the conditions of this Agreement, the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Igene and constitutes a valid and binding obligation of Igene, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(c)       There are no unsatisfied judgments or awards, decrees, injunctions, rules or orders of any governmental body or entity (including any court) or of any arbitrator, nor any agreements, understandings, undertakings, or contractual or fiduciary restrictions, existing, outstanding or pending against Igene that would prevent, delay or impair Igene’s ability to consummate the transactions or perform its responsibilities all as contemplated by this Agreement.

(d)       The execution and delivery of this Agreement and the performance of this Agreement will not constitute a breach of, or default under, any instrument by which Igene is bound or any order, rule or regulation applicable to it of any court or any governmental body or administrative agency having jurisdiction over it which would have a material adverse effect on its ability to fulfill its obligations under this Agreement.

(e)       The assets contributed by Igene to the Company are free and clear of all liens, claims, restrictions and encumbrances.

(f)        There are no suits, actions, arbitrations or legal, administrative or other proceedings or governmental investigations pending or, to Igene’s knowledge, threatened against or affecting it or any of its assets that if decided adversely to it could reasonably be expected to have a material adverse effect on its business, operations or financial condition or the Company.

SECTION 6.9       Representations of ADM. ADM represents and warrants to the Company and each other Member that:

(a)       ADM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)       ADM has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate, on the terms and subject to the conditions of this Agreement, the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by ADM and constitutes a valid and binding obligation of ADM, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(c)       There are no unsatisfied judgments or awards, decrees, injunctions, rules or orders of any governmental body or entity (including any court) or of any arbitrator, nor any agreements, understandings, undertakings, or contractual or fiduciary restrictions, existing, outstanding or pending against ADM that would prevent, delay or impair ADM’s ability to consummate the transactions or perform its responsibilities all as contemplated by this Agreement.

(d)       The execution and delivery of this Agreement and the performance of this Agreement will not constitute a breach of, or default under, any instrument by which ADM is bound or any order, rule or regulation applicable to it of any court or any governmental body or administrative agency having jurisdiction over it which would have a material adverse effect on its ability to fulfill its obligations under this Agreement.

(e)       The assets contributed by ADM to the Company are free and clear of all liens, claims, restrictions and encumbrances.

(f)        There are no suits, actions, arbitrations or legal, administrative or other proceedings or governmental investigations pending or, to ADM's knowledge, threatened against or affecting it or any of its assets that if decided adversely to it could reasonably be expected to have a material adverse effect on its business, operations or financial condition or the Company.

SECTION 6.10     Services to be Provided. Concurrently with the execution of this Agreement, the Members will cause the following agreements to be entered into by a Member and the Company, which agreements shall be in form and substance satisfactory to each Member:

(a)       Cross License Agreement pursuant to which each Member shall license to the Company its applicable intellectual property sufficient to enable the Company to carry out the purposes provided for in this Agreement.

(b)       Manufacturing Agreement pursuant to which ADM shall manufacture astaxanthin for the Company.

(c)       Research Agreement pursuant to which Igene shall perform research and development as provided therein.

(d)       ADM Services Agreement pursuant to which ADM shall provide the Company with legal, technical and regulatory services.

(e)       Igene Services Agreement pursuant to which Igene shall provide the Company with accounting and credit services.

(f)        Loan and Security Agreement pursuant to which ADM shall make available to the Company a $3,225,000 credit facility.

SECTION 6.11     Non-Competition. During the term of this Agreement, neither of the Members shall manufacture, market or sell Products except as permitted under the Agreements cited in Section 6.10 above, as provided in this Section 6.11 or otherwise by written agreement with the Company. The Company will use its best commercial efforts to sell the product presently held in inventory by each of Igene and ADM and shall pay the net proceeds of any such sales (after deducting the expenses incurred by the Company in such sales) to Igene or ADM, as the case may be. The existing product in inventory of each of Igene and ADM is set forth on Schedule 1 attached hereto.

SECTION 6.12     Confidentiality. The Agreement between the Members concerning confidential information as of the 5th day of June, 2008, shall continue to govern the use of confidential information between the Members. The Confidentiality Protocol entered into by the Members as of the 17th day of July, 2008 and the Amendment to the Confidentiality Protocol entered into by the Members as of the 8th day of August, 2008 are hereby terminated.

SECTION 6.13     Breach. If a Member breaches any of the provisions of Section 6.11 or 6.12, then the other Member shall be entitled to injunctive relief, in addition to all remedies permitted by law.

ARTICLE VII

BOARD OF MANAGERS

SECTION 7.1	Management Authority.

(a)       In accordance with Section 18-402 of the Delaware Act and except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed by a board of managers (the “Board of Managers” or “Board”) which shall direct, manage and control the business of the Company. Except as otherwise specifically provided herein, the Board of Managers shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers of a limited liability company under the laws of the State of Delaware. In connection with the foregoing, the Board of Managers is hereby authorized and empowered to act through the Company’s officers and employees and other persons designated by the Board of Managers in carrying out any and all of its powers and authorities under this Agreement and the Delaware Act, and to delegate any of and all the powers and authorities that the Board of Managers possesses under this Agreement and the Delaware Act, to any of the Company’s officers and employees and to any other person authorized or designated by the Board of Managers.

(b)       Each Member hereby consents to the exercise by the Board of Managers of the powers conferred upon the Board of Managers by this Agreement. Each Member, in its capacity as such, shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall not have any authority or right, in its capacity as a member of the Company, to act for or bind the Company.

SECTION 7.2       Actions to be Taken by Board of Managers. The Board of Managers shall establish various authorizations and delegations for management to conduct the business of the Company. In addition, the Board of Managers shall:

(a)       select the President who will manage the Company on a day-to-day basis, subject to the direction of the Board of Managers, and who shall not be an employee of either Member;

(b)       approve any and all individual capital investments to be made by the Company or, at its discretion, delegate such approval to the President with respect to capital investments that do not exceed amounts to be determined by the Board of Managers in such delegation;

(c)       approve any distribution to be made to the Members, other than those required to be made pursuant to this Agreement;

(d)       approve any merger of the Company or any acquisition of another entity or all or substantially all of another entity’s assets by the Company;

(e)       approve the sale, disposition or purchase of individual assets for in excess of $50,000;

(f)        approve any agreements with any Affiliate of a Member, except as contemplated in this Agreement;

(g)	approve any incurrence of indebtedness for borrowed money;
(h)	change the business purpose of the Company;
(i)	approve the discontinuance of any operations of the Company;

(j)        determine the Approved Budget (including capital expenditures) and any material variance from such Approved Budget;

(k)       approve any contract or commitment for a period greater than twelve months;

(l)	approve the material tax and accounting policies of the Company;
(m)	approve the issuance of new or additional Company Interests;

(n)       confess any judgment against the Company in an amount in excess of $50,000; and

(o)	approve any transaction to liquidate or dissolve the Company.

SECTION 7.3       Authority as to Third Persons. The signed statement of the Board of Managers reciting that they have the authority or necessary approval required by this Agreement for any action, as to any third party, will be conclusive evidence of the authority of the Board of Managers or any officer, or authorized person, so authorized to take that action, including action in compliance with Section 7.2; provided, however, that the foregoing is not to be construed to permit the Board of Managers to act in violation of Section 7.2 hereof or in contravention of this Agreement. Each Member will promptly execute instruments determined by the Board of Managers to be appropriate to evidence the authority of the Board of Managers to consummate any transaction permitted by this Agreement.

SECTION 7.4       Appointment of Managers. The Board of Managers shall have six (6) Managers and shall be constituted as follows: Igene shall appoint three (3) Managers and ADM shall appoint three (3) Managers. The appointment of Managers shall be determined with reference to the respective Percentage Interests owned in the Company by the Members. Each Manager will serve as a Manager until the earlier to occur of his death, incapacity, retirement, resignation or removal by the Member appointing such Manager, which removal may be with or without cause.

SECTION 7.5       Resignation. Any Manager may resign at any time upon written notice to the President or Secretary of the Company and to the Member who appointed such Manager. Such written resignation shall take effect at the time specified therein, but if no time is specified, then at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 7.6       Vacancies. Vacancies may be filled by the Member who has less than the number of Managers it is entitled to have pursuant to Section 7.4.

SECTION 7.7	Meetings of the Board of Managers.

(a)       Meetings and Notice. Regular meetings of the Board of Managers shall be held at least once every calendar quarter which shall be called by the Chairman of the Board by written notice to each Manager at least five Business Days prior to the meeting, specifying the date, time and place of such meeting. Special meetings of the Board of Managers may be called by or at the request of the President or any Manager on at least 72 hours notice to each Manager, either personally, by telephone, by mail, by facsimile or by email; provided, however, that such notice may be waived in any manner at any time and shall be irrevocable.

(b)       Proxies. Each Manager may authorize any person to act for him or her by proxy on all matters in which such Manager is entitled to participate, including waiving notice of any meeting or voting at a meeting. Every proxy must be signed by the Manager. Any person acting as a proxy for a Manager shall present proper documentation of its authority as proxy for such Manager prior to taking any action on behalf of such Manager.

(c)       Quorum. A majority of the Board of Managers, present in person or by proxy, shall constitute a quorum at all meetings of the Board of Managers. If a quorum is not present, the Managers present thereat may adjourn the meeting to another time and/or place until a quorum shall be present. When a quorum is once present to commence a meeting of the Board of Managers, it shall not be broken by the subsequent withdrawal of any Manager or his or her proxies. At the adjourned meeting, the Board of Managers may transact any business that might have been transacted at the original meeting.

(d)       Vote Required. The decisions of the Board of Managers shall be by majority vote of the Managers present at a meeting, provided that such majority vote includes the affirmative vote of at least one Manager appointed by each Member.

(e)       Procedure upon Deadlock. In the event that an act of the Company is not approved by the Board of Managers and such non-approval continues for a period of at least thirty (30) days and three (3) Managers from either Member voted in favor of such action, then within thirty (30) days after the expiration of such thirty (30) day period the Member who is represented by such group of Managers shall be entitled to declare a deadlock (the “Deadlock”) and submit the Deadlock to senior management of both sides to attempt to reach a resolution. If the Deadlock is not resolved within thirty (30) days after submission to senior management for both Members, then either Member may submit the Deadlock to non-binding mediation. Each Member within ten (10) days after decision to submit the Deadlock to non-binding mediation shall select a mediator and the two mediators so selected shall promptly appoint a third mediator, with the three mediators constituting a panel (the “Mediation Panel”). The Mediation Panel shall adopt its own procedures to hear and attempt to resolve the Deadlock and shall hear such disputes as promptly as practicable and within thirty (30) days of selection. Each Member shall bear the fees and expense of its own Mediator and the Member that is not successful in the mediation shall bear the fees and expenses of the third mediator. The recommendation of the Mediation Panel shall not be binding. In the event the Members do not accept the recommendation of the Mediation Panel and the Deadlock relates to the application of the Products, then the Member that proposed such new application may proceed with such application outside of the Company and the Company will supply Product to such Member at its cost, plus 10%; provided, however, that if the Company does not have sufficient Product to supply then such Member may source such products from Persons other than the Company.

SECTION 7.8	Committees.

(a)       Creation and Authority. The Board of Managers may, from time to time, designate one or more committees, each to consist of one or more of the Managers, which to the extent provided in such resolution or this Agreement shall have and may exercise the powers of the Board of Managers in the management and affairs of the Company except as otherwise limited by law. The Board of Managers may designate one or more officers of the Company as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Managers. Each committee shall keep regular minutes of its meetings and report the same to the Board of Managers when required.

(b)       Committee Rules. Each committee established by the Board of Managers may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board of Managers creating such committee. Unless otherwise provided in the resolution creating such committee, the presence of all of the committee members shall be necessary to constitute a quorum, and the unanimous vote or consent of the committee members, in person or by proxy, shall be the act of such committee.

SECTION 7.9       Meetings by Telephone or Other Communications. The Board of Managers and all committees appointed by the Board of Managers pursuant to this Agreement may participate in, and act at, any meeting through the use of a conference telephone or other communications equipment by means whereby all persons participating in the meeting can hear each other at the same time, and participation in any such meeting shall constitute presence in person at the meeting. A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or other communications equipment and filed with the minutes of proceedings of the Board of Managers or such committee.

SECTION 7.10     Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Managers, or of any committees appointed by the Board of Managers pursuant to this Agreement, may be taken without a meeting and without prior notice, if a written consent setting forth the action so taken is signed, either before or after such action, by the Board of Managers or committee members, as the case may be, holding the vote required to carry out the action. All written consents shall be filed with the minutes of proceedings of the Board of Managers or such committee.

SECTION 7.11     Compensation. Unless otherwise determined by the Board of Managers, no Manager or member of any committee appointed by the Board of Managers pursuant to the authority set forth in this Agreement shall earn or be paid compensation for their services performed hereunder. Nothing herein shall be construed, however, to preclude any Manager from serving the Company in any other capacity and receiving compensation therefor if approved by the Board of Managers or otherwise in accordance with this Agreement. The Company shall reimburse the Managers for their reasonable expenses incurred in attending each Board or committee meeting or otherwise serving as a Manager in accordance with such procedures and limitations as may be adopted by the Board of Managers from time to time.

ARTICLE VIII

OFFICERS

SECTION 8.1	Number of Officers; Appointment.

(a)       General. The Board of Managers may appoint a Chairman of the Board, President, a Chief Financial Officer, Vice Presidents, Managing Directors, a Secretary and a Treasurer of the Company and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Managers with such powers and duties as shall be assigned to them from time to time by the Board of Managers. Any number of offices may be held by the same person, and offices may be held by a Manager or any other person. The Board of Managers may choose not to fill any office for any period as they may deem advisable. The Board of Managers may use descriptive words or phrases to designate the standing, seniority or area of special competence of the officers selected or appointed. All officers as between themselves and the Company shall have such authority and perform such duties in the management of the Company as may be provided in this Section 8.1 or as the Board of Managers may from time to time determine, and may act on behalf of the Company in the manner and regarding such matters as is provided for in this Section 8.1 or as may be authorized by the Board of Managers. The Board shall delegate the conduct of the day to day operations of the Company to the President and the other officers and employees of the Company. The offices of the President and the other officers and employees of the Company shall be located at Igene’s principal executive offices. From time to time, the Board of Managers may establish, increase, reduce or otherwise modify responsibilities of the officers of the Company or may create or eliminate offices as the Company may consider appropriate. The Company shall be responsible for all marketing and sales of its Products. Since the Company believes it is necessary for the operations of the Company, the Company, for the first six months after the Effective Date, shall utilize and absorb Igene’s marketing and sales facilities and staff in Chile. Thereafter, if the President or the Board of Managers decides these facilities and services are no longer needed, the Company may discontinue use of such facilities and services.

(b)       The Chairman of the Board. The Chairman of the Board shall be selected in odd-numbered years by Igene and in even-numbered years by ADM for the duration of the calendar year. The Member with the right to select the Chairman of the Board shall select the Chairman of the Board from among the members of the Board of Managers appointed by it. If for any reason the individual serving as the Chairman of the Board ceases to be a member of the Board of Managers, such individual shall also cease to serve as the Chairman of the Board and the Member who appointed such individual may select another individual appointed by that Member to the Board of Managers to serve as Chairman of the Board through the remainder of such calendar year. The Chairman of the Board if any, and if present and acting, shall preside at all meetings of the Board of Managers, otherwise, the President, if present, shall preside, or if the President does not so preside, any other Person chosen by the Board of Managers shall preside. The Chairman of the Board shall not have any additional vote or authority by virtue of being the Chairman of the Board.

(c)       The President. The President shall be the chief operating officer and have the powers and duties of supervision and direction of the business and employees of the Company as directed by the Board of Managers and, in addition, shall have such other powers and duties as the Board of Managers may assign to him or her. The President may employ, or delegate employment to other officers of, such persons as he may deem necessary or appropriate for the operation of the Company. The President shall be a Person who is independent and not an employee of either Member.

(d)       Chief Financial Officer. The Chief Financial Officer shall have charge of the finances and credit arrangements of the Company, and, in general, perform all the duties as may be assigned to him or her by, and shall report to, the President.

(e)       Vice President; Managing Directors. The Managing Directors or Vice President or, if there shall be more than one, the Managing Directors or Vice Presidents, if any, in the order of their seniority or in any other order determined by the Board of Managers, shall perform, in the absence or disability of the President, the duties and exercise the powers of the President and shall have such other powers and duties as the President assigns to him or her or to them.

(f)        Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and books of the Company, and, in general, perform all the duties as from time to time may be assigned to him or her by, and shall report to, the President.

(g)       Secretary. The Secretary, if present, shall act as secretary of all meetings of the Members and the Board of Managers; shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the Company or the Board of Managers are duly given and served; shall have charge of the books, records and papers of the Company relating to its organization and management and shall see that the reports, statements and other documents required by law are properly kept and filed at the Company’s principal office; and shall, in general, perform all the duties as from time to time may be assigned to him or her by the President.

(h)       Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the President.

SECTION 8.2       Election and Term of Office. The officers of the Company may be elected by the Board of Managers at their first meeting held after appointment by the Members or at any other time. Vacancies may be filled or new offices created and filled at any meeting of the Board of Managers. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier incapacity, death, resignation or removal as hereinafter provided.

SECTION 8.3       Removal. Any officer elected by the Board of Managers may be removed by the Board of Managers for any reason or no reason, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed.

SECTION 8.4       Vacancies. Any vacancy occurring in any office may be filled by the Board of Managers until a successor is duly elected and qualified.

SECTION 8.5       Compensation. Any compensation to officers of the Company shall be fixed by the Board of Managers, and no officer shall be prevented from receiving compensation by virtue of his or her also being a Manager of the Company.

SECTION 8.6       Indemnification of Managers, Members and Officers; Exculpation.

(a)       The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) by reason of the fact that he is or was a Manager, Member or officer of the Company, or is or was serving at the request of the Company as a director, manager, officer or employee of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (collectively, the “Covered Persons”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith with no willful misconduct or gross negligence and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)       To the extent that a Covered Person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in clause (a) of this Section 8.6, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(c)       Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company as authorized in this Section 8.6.

(d)       The indemnification and advancement of expenses provided by, or granted pursuant to, the other subparagraphs of this Section 8.6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, agreement or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(e)       The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was a Covered Person, employee or agent, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section 8.6.

(f)        No Covered Person shall be liable, in damages or otherwise, to the Company or its Members for any act or omission performed or omitted by such Covered Person pursuant to authority granted by this Agreement except to the extent such Covered Person fails to meet the standard for indemnification set forth in Section 8.6(a).

(g)       For the purposes of this Section 8.6, references to “the Company” include all constituent entities absorbed in a consolidation or merger as well as the resulting or surviving entity so that any Person who is or was a Manager, Member, director or officer of such a constituent entity or is or was serving at the request of such constituent entity as a manager, Member, director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section 8.6 with respect to the resulting or surviving entity as he would if he had served the resulting or surviving entity in the same capacity.

(h)       The indemnification and advancement of expenses and exculpation provided by, or granted pursuant to, this Section 8.6 are for the benefit of the Covered Persons, their heirs, successors, assigns and administrators and shall continue as to a Person who has ceased to be an officer, Manager or Member and shall inure to the benefit of the heirs, executors and administrators of such Person.

ARTICLE IX

BOOKS AND RECORDS; RESERVES

SECTION 9.1       Bank Accounts. The Board of Managers shall have authority to open bank accounts and designate signatories with respect thereto on behalf of the Company.

SECTION 9.2       Books of Account. The Company shall keep accurate and complete books of account and records showing the assets and liabilities, operations, transactions and financial condition of the Company in accordance with GAAP. All such books of account and records may be inspected, copied and audited by any Member, its designees or representatives from time to time and upon reasonable prior notice during reasonable business hours at the office of the Company or other Person maintaining the same.

SECTION 9.3	Financial Statements.

(a)       The Members shall use reasonable best efforts to cause audited financial statements to be prepared for the Company within ninety (90) days after the end of each Fiscal Year.

(b)       No later than ninety (90) days after the end of each Fiscal Year of the Company, the Company shall, as a Company expense, furnish the Members with all necessary tax reporting information required by the Members for the preparation of their respective federal, state and local income tax returns, including each Member’s pro rata share of income, gain, loss, deductions and credits for such Fiscal Year.

(c)       Within ninety (90) days following the end of the Fiscal Year of the Company, the Company shall, as a Company expense, furnish each Member with copies of the Company’s federal partnership income tax return and other income tax returns, together with each Member’s Schedule K-1 or analogous schedule, which returns shall be signed by the Tax Matters Member on behalf of the Company and co-signed by the Accountant as preparer.

SECTION 9.4       The Accountant. The Company may retain an independent registered public accounting firm to be the accountant and auditor for the Company or request Igene to perform such services pursuant to the Igene Services Agreement (the “Accountant”). The fees and expenses of the Accountant shall be a Company expense.

SECTION 9.5       Tax Matters Member. Igene is hereby designated as the “Tax Matters Member” under Code Section 6231(a)(7). The Tax Matters Member shall in consultation with the other Member manage audits of the Company conducted by the Internal Revenue Service or any other taxing authority pursuant to the audit procedures under the Code and the Treasury Regulations promulgated thereunder or other applicable law. The Tax Matters Member shall give prompt notice to each Member of any and all notices it receives from the Internal Revenue Service concerning the Company, including any notice of audit, any notice of action with respect to a revenue agent’s report, any notice of a 30-day appeal letter and any notice of a deficiency in tax concerning the Company’s federal income tax return. The Tax Matters Member shall at Company expense furnish each Member with status reports regarding any negotiations between the Internal Revenue Service and the Company, and each such Member, if it so requests, may participate in such negotiation. The Tax Matters Member shall not enter into any settlement with any taxing authority (federal, state or local), or extend the statute of limitations, on behalf of the Company or the Members without the approval of all of the Members.

SECTION 9.6       Budgets. With respect to each Fiscal Year, the officers of the Company will, on or before November 1 of each year, present a proposed budget for the next succeeding Fiscal Year to the Board of Managers for its approval. In addition, the officers of the Company may from time to time during a Fiscal Year present proposed amendments to the Approved Budget to the Board of Managers for its approval. The Board of Managers will promptly consider any proposed budget or amendments thereto and if the budget is not approved by the Board of Managers, the Board of Managers shall notify the officers of the Company of those portions or line items not so approved. The Board of Managers will work in good faith to approve a budget. If any proposed budget is not approved, the Company shall operate pursuant to the proposed budget for such Fiscal Year with respect to those portions, if any, approved by the Board of Managers and with respect to those portions not approved, in accordance with the prior Fiscal Year’s Approved Budget, increased by ten percent (10%) of the aggregate amount of such contested portions.

ARTICLE X

TRANSFER OF COMPANY INTERESTS

AND WITHDRAWAL OF MEMBERS

SECTION 10.1     Scope of Agreement. The restrictions set forth in this Article X will apply to all Company Interests now owned or hereafter acquired by the Members, whether or not issued at the date of this Agreement.

SECTION 10.2     Withdrawal. No Member may resign from the Company or effect a partial or complete withdrawal from the Company without first obtaining the unanimous approval of all other Members.

SECTION 10.3     No Transfers. Subject to Section 10.4, no Member may Transfer any of its Company Interests without first obtaining the prior approval of the other Member, which may be granted or withheld in the sole and absolute discretion of the other Member. Unless all Members consent, no Transfer of a Member’s Percentage Interests shall be permitted if, taking into account prior and contemporaneous Transfers, it would result in the termination of the Company (within the meaning of Section 708(b) of the Code) or termination of its status as a partnership under the Code.

SECTION 10.4     Right of First Refusal. Notwithstanding the provisions of Section 10.3, if at any time after five (5) years from the date of this Agreement any Member (the “Selling Member”) desires to Transfer any of its Company Interests, such Selling Member must first obtain an Offer to Purchase its entire Company Interests.

(a)       Notice to Other Member. Upon receipt of an Offer to Purchase, a Selling Member shall give written notice thereof (the “Offer Notice”) to the other Member setting forth (i) the proposed purchase price for the Selling Member’s Company Interest and (ii) the name of the proposed purchaser, together with a copy of the Offer to Purchase.

(b)       Option to Purchase. Upon receipt by a Member of an Offer Notice, the Member shall have the option to purchase all (but not less than all) of the Company Interest from the Selling Member. The Member shall exercise the option granted hereunder by giving written notice to the Selling Member within thirty (30) days of the receipt of the Offer Notice. The Member’s notice shall set forth a date and time for closing which shall be not earlier than ten (10) days nor later than thirty (30) days after the exercise notice is sent to the Selling Member.

(c)       Option Price; Terms of Sale. The exercise of an option granted hereunder shall obligate the other Member to purchase the Company Interest of the Selling Member for a price equal to the price proposed in the Offer to Purchase. The terms and conditions of any sale of Company Interest to the other Member shall otherwise be the same as provided in the Offer to Purchase.

(d)       Payment for Company Interest. Payment for the Company Interest purchased under this Section 10.4 shall be in cash payable in full at closing.

(e)       Acceptance of Offer to Purchase. If the other Member does not exercise the option provided above in this Section 10.4, the Selling Member may accept the Offer to Purchase described in the Offer Notice, and sell all of its Company Interest pursuant thereto. The Company shall not enter the sale of the Company Interest to the third party on the books of the Company, and the sale shall not be otherwise effective, however, until the third party transferee agrees to be bound by all the terms and conditions of this Agreement as evidenced by his execution and delivery of a joinder hereto. In any event, the transferee of such Company Interest shall be bound by the provisions of this Agreement and shall constitute a Member for all purposes of this Agreement.

(f)        Revival of Rights of First Refusal Due to Delayed Sale or Modification of Offer. If: (i) closing pursuant to the Offer to Purchase does not occur by the later of (1) the closing date (if any) specified in the Offer to Purchase or (2) six (6) months after receipt of the Offer Notice by the other Member from the Selling Member, or (ii) any material modification is made to the terms of the Offer to Purchase after the Offer Notice is given, the Selling Member shall be deemed to have received a new Offer to Purchase as of the expiration of the period described in clause (i) or the date of the modification in clause (ii), as the case may be, and the Company Interest offered to be purchased from the Selling Member shall again become subject to the restrictions of this Section 10.4.

(g)       Closing. Except as otherwise agreed by the parties to the sale, a closing under this Section 10.4 (other than a closing under Section 10.4(e)) shall be held at the principal executive offices of the Company during regular business hours. At such closing, the Selling Member shall deliver to the remaining other Member purchasing the Company Interest documents evidencing the transfer reasonably satisfactory to the other Member. Such Company Interest when delivered shall be delivered by the Selling Member free and clear of any and all liens and encumbrances. Any transfer taxes and documentary stamp taxes shall be paid by the Selling Member.

SECTION 10.5	Tag Along Rights.

(a)       Members’ Right to Sell. In the event the other Member does not exercise its right of first refusal set forth in Section 10.4 above, the other Member shall have the right to participate in the proposed sale by giving written notice of such election to the Selling Member within ten (10) days after the expiration of the thirty (30) day period referred to in Section 10.4(b).

(b)       Terms of Sale. If the other Member elects to participate in the proposed sale, the Selling Member and the other Member shall be entitled to sell at the same price per percentage of Company Interests and upon the same terms as set forth in the Offer Notice.

(c)       Transferee as a Member. The Company shall not enter the sale of the Company Interest to the third party on the books of the Company, and the sale shall not be otherwise effective, however, until the third party transferee agrees to be bound by all the terms and conditions of this Agreement as evidenced by such Person’s execution and delivery of a joinder hereto. In any event, the transferee of such Company Interest shall be bound by the provisions of this Agreement and shall constitute a Member for all purposes of this Agreement.

(d)       Refusal to Cooperate. The Selling Member shall use commercially reasonable efforts to obtain the agreement of the prospective purchaser to the participation of the other Member in any proposed purchase, and the Selling Member shall not sell any Company Interest to the prospective purchaser if (i) the other Member elects to participate in such Transfer and (ii) the prospective purchaser refuses to allow the participation of the other Member.

ARTICLE XI

BROKERS

SECTION 11.1     Brokers. Each Member represents and warrants to the other Member that it has not dealt with any broker or finder in connection with the formation of the Company or the transactions contemplated herein. Each Member agrees to indemnify and hold harmless the other Member and the Company from and against any actions, claims or demands for any commissions or fees and all losses arising from a breach of the foregoing representation and warranty.

ARTICLE XII

TERMINATION

SECTION 12.1     Dissolution. Except as hereinafter provided to the contrary, the Company shall be dissolved and its business wound up upon the happening of any of the following events, whichever shall first occur:

(a)       The Transfer of all or substantially all of the Company Assets and the receipt of all consideration therefor except that if non-monetary consideration is received upon such disposition the Company shall not be dissolved pursuant to this clause until such consideration is converted into money or money equivalent;

(b)       At any time that there are no Members; provided that the Company shall not be dissolved if within ninety (90) days after the occurrence of the event that terminated the continued membership of the last remaining Member, the personal representative of the last remaining Member agrees in writing to continue the Company and to the admission of such personal representative or its nominee or designee to the Company as a Member effective as of the occurrence of the event that terminated the continued membership of the last remaining Member;

(c)       The occurrence of any event, other than those referred to in paragraph (b), which causes dissolution of a limited liability company under the Delaware Act, unless the Members agree to continue the Company pursuant to the Delaware Act;

(d)	The unanimous agreement of all the Members;

(e)       ****

_______________

**** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

(f)        The occurrence of any event which makes it unlawful for the business of the Company to be carried on;

(g)       Six months after any Member provides Notice to the other Member that it elects to terminate the Company, which notice may not be given until the fifth anniversary of the Effective Date; or

(h)       By Igene only, if within three (3) business days after its receipt of the Settlement Agreement between ADM and DSM Igene is not satisfied in its sole discretion with the terms and conditions of such Settlement Agreement.

SECTION 12.2	Procedures.

(a)       In the event of the dissolution of the Company, one of the Board of Managers or other such party as is required or permitted by law to wind-up the Company’s affairs (“Liquidating Agent”) will commence to wind-up the affairs of the Company and liquidate its assets as promptly as is consistent with obtaining the fair value thereof. Following payment of, or provision for, all debts and liabilities of the Company including the debts and liabilities of the Company to ADM pursuant to the Loan and Security Agreement, and all expenses of liquidation, and subject to the right of the Liquidating Agent to set up such cash reserves as the Liquidating Agent may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds (or other remaining assets) of the Company will be distributed in cash to the Members in accordance with the provisions of Section 4.1.

(b)       In connection with the winding-up and dissolution of the Company, the Liquidating Agent will have all of the rights, powers, obligations and liabilities with respect to the assets and liabilities of the Company that the Board of Managers and Members would have pursuant to this Agreement or any other applicable law.

(c)       Without limiting the foregoing, the Liquidating Agent shall, upon the dissolution and upon completion of the winding up of the affairs of the Company, file appropriate certificate(s) to such effect in the proper governmental office or offices under the Delaware Act as then in effect. Notwithstanding the foregoing, each Member, upon the request of the Liquidating Agent, shall promptly execute, acknowledge and deliver all such documents, certificates and other instruments as the Liquidating Agent shall reasonably request to effectuate the proper dissolution and termination of the Company, including the winding up of the business of the Company.

(d)       Upon liquidation, each Member shall look solely to the assets of the Company for the return of that Member’s Capital Contribution. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets in the order and priority set forth in subsection (a) hereof.

SECTION 12.3     No Redemption. The Company may not acquire, by purchase, redemption or otherwise, any Company Interest of any Member.

SECTION 12.4     Governance. Notwithstanding a dissolution of the Company, until the termination of the business of the Company, the affairs of the Members, as such, shall continue to be governed by this Agreement. The Liquidating Agent shall be subject to the same restrictions on transactions with Affiliates or involving conflicts of interest as applied prior to the dissolution of the Company, including but not limited to the consent requirements set forth herein of any such transaction. The Liquidating Agent shall be required to perform its duties under this Agreement using the same standard of care that would be required of the Liquidating Agent if the Liquidating Agent were acting as a Manager.

SECTION 12.5     Termination of the Company. Upon the completion of the liquidation of the Company and the distribution of all Company funds and other assets, the Company and this Agreement will terminate, and the Liquidating Agent will have the authority to take or cause to be taken such actions as are necessary or reasonable in order to obtain a certificate of dissolution of the Company as well as any and all other documents required by the Delaware Act or any other applicable law to effectuate the dissolution and termination of the Company.

SECTION 12.6     ****

__________________

**** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1     Further Assurances. Each Member agrees to execute, acknowledge, deliver, file, record and publish such further reasonable certificates, amendments to certificates, instruments and documents, and do all such other reasonable acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement so long as any of the foregoing do not materially increase any Member’s obligations hereunder or materially decrease any Member’s rights hereunder.

SECTION 13.2     Notices. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, “Notices”) shall be in writing and shall be given by personal delivery or facsimile or United States registered or certified mail (postage prepaid, return receipt requested) addressed as hereinafter provided, provided, however, that any Notice given by facsimile shall also be given by personal delivery or United States registered or certified mail. Except as otherwise specified herein, the time period in which a response to any notice or other communication must be made, if any, shall commence to run on the earliest to occur of (a) if by personal delivery, the date of receipt, or attempted delivery, if such communication is refused; (b) if given by facsimile, the date on which such facsimile is transmitted and confirmation of delivery thereof is received; and (c) if sent by mail (as aforesaid), the date of receipt or attempted delivery, if such mailing is refused. Until further notice, notices and other communications under this Agreement shall be addressed to the parties listed below as follows:

If to Igene:
Igene Biotechnology, Inc. 9110 Red Branch Road Columbia, MD 21045 Attn: Stephen F. Hiu Fax No.: (410) 730-0540
with a copy to:
Martin H. Neidell Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038 Fax No: (212) 806-7836

If to ADM:

4666 Faries Parkway
Decatur, IL 62526
Attn: Kris Lutt
Fax No.:

with a copy to:

General Counsel, ADM
4666 Faries Parkway
Decatur, IL 62526
Fax No.: (217) 424-6196

If to the Company:

c/o Igene Biotechnology, Inc.
9110 Red Branch Road
Columbia, MD 21045
Attn: President
Fax No.(410) 730-0540

Any Member may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section. Copies of all Notices required to be sent by a Member to the Company under the terms of this Agreement shall also be sent to each Member in accordance with the terms hereof.

SECTION 13.3     Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

SECTION 13.4     Captions. All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

SECTION 13.5     Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.

SECTION 13.6     Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and permitted assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, legal representatives, heirs, successors and permitted assigns.

SECTION 13.7     Extension Not a Waiver. Except as otherwise expressly provided herein, no delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Member or the Company shall impair or affect the right of such Member or the Company thereafter to exercise the same. Any extension of time or other indulgence granted to a Member hereunder shall not otherwise alter or affect any power, remedy or right of any other Member or of the Company, or the obligations of the Member to whom such extension or indulgence is granted.

SECTION 13.8     Construction. None of the provisions of this Agreement shall be enforceable by any creditor of the Company. No Member shall be obligated personally for any debt, obligation or liability of the Company solely by being a Member of the Company.

SECTION 13.9     Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby.

SECTION 13.10   Consents. Except as otherwise expressly provided herein, (i) any consent or approval to any act or matter required under this Agreement must be in writing and shall apply only with respect to the particular act or matter to which such consent or approval is given, and shall not relieve any Member from the obligation to obtain the consent or approval, as applicable, wherever required under this Agreement to any other act or matter, and (ii) any consent may be given in the sole and absolute discretion of a Member.

SECTION 13.11   Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. Amendments, variations, modifications or changes herein may be made effective and binding upon the parties by, and only by, the setting forth of same in a document duly executed by each party, and any alleged amendment, variation, modification or change herein which is not so documented shall not be effective as to any party.

SECTION 13.12   Waiver of Jury Trial; Consent to Jurisdiction. TO THE FULLEST EXTENT PERMITTED BY LAW, IN ANY ACTION, SUIT OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, EACH MEMBER AND THE COMPANY WAIVES TRIAL BY JURY. Any action, suit or proceeding in connection with this Agreement must be brought against any Member or the Company in a court of record of the State of Delaware, District of Delaware, each Member and the Company hereby consenting and submitting to the jurisdiction thereof; and service of process may be made upon any Member or the Company, by certified or registered mail, at the address to be used for the giving of notice to such Member under Section 13.2. To the fullest extent permitted by law, in any action, suit or proceeding in connection with this Agreement, each Member and the Company hereby waives any claim that the State of Delaware is an inconvenient forum.

SECTION 13.13   Counterparts. This Agreement may be executed by facsimile or by emailing a pdf file and may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

SECTION 13.14   Tax Election. The Members shall take all actions necessary to cause the Company to be treated as a partnership for federal, state and, if applicable, local income tax purposes including, without limitation, making all elections necessary for such purpose under any applicable Check The Box Regulations. The Members formed the Company as a limited liability company under the Delaware Act and expressly do not intend hereby to form a partnership except insofar as the Company may be treated as a partnership solely for tax purposes.

SECTION 13.15   Costs. All costs and expenses incurred by each Member in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, including legal fees, shall be borne by the Member which incurred such costs and expenses.

SECTION 13.16   Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of any Member or of the Company. Nothing contained herein shall confer or is intended to confer on any Person not a party to this Agreement any right under this Agreement.

SECTION 13.17   Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by law, no recourse shall be had for the payment of any loans or other payments due or for any other claim under this Agreement or based on the failure of performance or observance of any of the terms and conditions of this Agreement against any Member, or any principal, partner, member, manager, shareholder, controlling person, officer, director, agent or employee of any Member or any of their respective assets other than such Member’s interest in the Company or assets of the Company to which such Member is entitled under any rule of law, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such Persons be personally liable for any contributions, loans, payments or claims, or personally liable for any deficiency judgment based thereon or with respect thereto, it being expressly understood that the sole remedies of the Company or any other Member with respect to such amounts and claims shall be against such interest in the Company and the assets of the Company to which such Member is entitled and as otherwise expressly set forth in this Agreement, and that all such liability of the aforesaid Persons, except as expressly provided in this Agreement, is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the admission of each Member to the Company; provided, however, that nothing contained in this Agreement (including, without limitation, the provisions of this Section), (i) shall constitute a waiver of any obligation of a Member under this Agreement, or (ii) shall be taken to prevent recourse to and the enforcement against such Member’s Company Interest and the assets of the Company to which such Member is entitled for all of the respective liabilities, obligations, and undertakings of the aforesaid Persons contained in this Agreement, or (iii) shall be taken to limit or restrict any action or proceeding against any of the aforesaid Persons which does not seek damages or a money judgment or does not seek to compel payment of money (or the performance of obligations which would require the payment of money) by any of the aforesaid Persons. However, nothing in this Section shall be construed as preventing a Member from executing on any Guaranty signed by a Member to guaranty amounts loaned to the Company from a Member pursuant to an executed loan agreement.

SECTION 13.18   Company Name. If, at any time, the Company name shall include the name of, or any trade name used by, a Member or any of its Affiliates, neither the Company nor any other Member shall acquire any right, title or interest in or to such name or trade name.

SECTION 13.19   Ownership of Company Property. All real and other property owned by the Company shall be deemed owned by the Company as Company property. No Member, individually, shall have any direct ownership of such property and title to such property shall be held in the name of the Company.

SECTION 13.20   Calculation of Days. The provisions of this Agreement relative to number of days shall be deemed to refer to calendar days, unless otherwise specified. When the date for performance of any monetary obligation of any Member falls on a non-business day, such obligation need not be performed until the next-following Business Day.

SECTION 13.21   Disclosure. Subject to disclosure required or determined by counsel to be advisable under any law, rule, regulation or order of any governmental body or official or any stock exchange, none of the Members or their respective Affiliates shall issue any press release or, except as otherwise provided in this Section, otherwise make public any information with respect to this Agreement or the transactions contemplated hereby, including, without limitation, the existence of or the terms of this Agreement or the identity of the parties hereto, without the prior written consent of the other Members. Notwithstanding any terms or conditions in this Agreement to the contrary, but subject to restrictions reasonably necessary to comply with federal or state securities laws, any Person may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure. For the avoidance of doubt, this authorization is not intended to permit disclosure of the names of, or other identifying information regarding, the participants in the transaction, or of any information or the portion of any materials not relevant to the tax treatment or tax structure of the transaction.

SECTION 13.22   Personal Property. The interest of each Member in the Company shall be personal property for all purposes.

SECTION 13.23   Joint Negotiations. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and each party has been represented by its own legal counsel; accordingly, if an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

SECTION 13.24   Prevailing Party Attorneys’ Fees. In the event of any dispute, contest, arbitration or litigation between the parties hereto, the prevailing party in such dispute, contest, arbitration or litigation shall be fully reimbursed by the other party for all costs, including reasonable attorneys’ fees, court costs, expert or consultant’s fees and reasonable travel and lodging expenses, incurred by the prevailing party in its successful prosecution or defense thereof, including any appellate proceedings.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

IGENE BIOTECHNOLOGY, INC.

By:__________________________________

ARCHER-DANIELS-MIDLAND COMPANY

By:__________________________________

SCHEDULE 1

PRODUCT INVENTORY

(a)	Existing Product Inventory held by ADM – ****
(b)	Existing Product Inventory held by Igene – ****

_________________

**** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.